UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

COAST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 23, 2006

Dear Shareholders,

The tenth shareholders meeting of Coast Bancorp and its principal subsidiary, Coast National Bank, will be held at Coast National Bank, 500 Marsh Street, San Luis Obispo, California on Tuesday, June 20, 2006 at 5:30 p.m.

We have enclosed a formal notice of the meeting, the minutes of the ninth meeting, the proxy statement, a revocable proxy, a postage paid envelope which you may use to return your proxy to the bank, the 2005 10-KSB and other bank information.

Refreshments will be served following the meeting.

The Board of Directors encourages your participation and looks forward to seeing you there.

Sincerely,

/s/ Jack C. Wauchope

Jack C. Wauchope
Chairman of the Board

COAST BANCORP

500 MARSH STREET

SAN LUIS OBISPO, CALIFORNIA  93401

(805)  541-0400

Notice of Annual Meeting of Shareholders

Tuesday, June 20, 2006

5:30 PM.

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Coast Bancorp (the “Bancorp”), a California corporation, will be held at Coast National Bank, 500 Marsh Street, San Luis Obispo, California, on Tuesday, June 20, 2006 at 5:30 p.m. for the following purposes:

1.                       To elect directors;

2.                       To approve the appointment of Vavrinek, Trine, Day & Co. LLP as independent public accountants for the Company’s 2006 fiscal year; and

3.                       To transact such other business as may properly come before the Meeting.

The names of the Board of Directors’ nominees to be Directors of Coast Bancorp are set forth in the accompanying Proxy Statement and are incorporated by reference herein.

The bylaws of Coast Bancorp provide for the nomination of directors in the following manner:

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 14 days nor more than 50 days prior to any Meeting of shareholders called for the election of directors, provided that, however, that if less than 21 days’ notice of the Meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation no later than the close of business on the seventh day following the day on which the notice of Meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

•                  The name and address of each proposed nominee.

•                  The principal occupation of each proposed nominee.

•                  The total number of shares of capital stock of the Corporation that will be voted for each proposed nominee.

•                  The name and residence address of the notifying shareholder.

•                  The number of shares of capital stock of the Corporation owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the Meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Only shareholders of record at the close of business on May 23, 2006 are entitled to notice of and to vote at this Meeting and any adjournments thereof.

By Order of the Board of Directors,

Marilyn M. Britton, Secretary

San Luis Obispo, California

May 4, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

Mailed to shareholders

on or about May 26, 2006

COAST BANCORP
500 MARSH STREET

SAN LUIS OBISPO, CALIFORNIA  93401

(805)  541-0400

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

The enclosed Proxy is solicited by, and on behalf of, the Board of Directors of Coast Bancorp, a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held at Coast National Bank, 500 Marsh Street, San Luis Obispo, California, on Tuesaday, June 20, 2006 at 5:30 p.m. (the “Meeting”). Only shareholders of record on May 23, 2006 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 676,100 shares of its no par value common stock (the “Common Stock”).

Holders of Common Stock are entitled to one vote for each share held except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes. The proxy holders are given, under the terms of the Proxy, discretionary authority to cumulate votes represented by shares for which they are named in the Proxy.

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke or suspend it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it or by a duly executed Proxy bearing a later date, delivered to the Secretary of the Company. Such Proxy is also revoked if the shareholder is present at the Meeting and elects to vote in person. Unless otherwise instructed by the shareholder, each valid, returned Proxy which is not revoked will be voted “FOR” the nominees of the Board of Directors in the election of directors, “FOR” Proposal No. 2 as described in this Proxy Statement and, at the proxy holders’ discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and have the effect of a vote against the proposal. Broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Principal Shareholders and Change of Control

Management is not aware of any change of control of the Company during the period beginning January 1, 2005 through the present. Management is not aware of any arrangement which, at a subsequent date, may result in a change of control of the Company. The following table sets forth information as of May 23, 2006, as to shareholders who beneficially own more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Jack C. Wauchope 500 Marsh Street San Luis Obispo, CA 93401	36,000	(2)	5.17%

(1) Includes shares, if any, owned by a spouse, minor children and relateives sharing the same home.

(2) Includes 20,000 shares of incentive stock options that are presently exercisable.

Share Ownership of Management

The following table sets forth information as of May 23, 2006 as to common shares beneficially owned by the nominees named under “PROPOSAL NO. 1 - ELECTION OF DIRECTORS OF THE COMPANY” below and each executive officer named in the Summary of Compensation Table elsewhere in this proxy statement, as well as all directors and principal officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals.

		Number of		Percentage
Name	Relationship to Bank	Shares	Notes	Owned (1)

Jack C. Wauchope	Chairman of the Board & CEO	36,000	(2)	5.17%
Marilyn M. Britton	Corporate Secretary & Director	3,383	(3)	0.50%
Dario A. Domenghini.	Director	11,733	(4),(5)	1.72%
James M. Kaney	Director	8,033	(5)	1.18%
Michael A. Lady	Director	6,333	(5)	0.93%
Gene D. Mintz	Director	27,464	(5)	4.03%
Ron R. Olson	Director	16,658	(6)	2.45%
Jack W. Robasciotti	Vice Chairman & Director	7,333	(5)	1.08%
Dan H. Wixom.	Director	17,133	(5),(7)	2.51%
Davina A. Palazzo	EVP & Executive Officer	7,500	(8)	1.10%
Leah M. Pauly	EVP & Executive Officer	3,400	(8)	0.50%

Directors & Executive Officers as a Group (13 persons)		149,170	(9)	19.92%

Notes Regarding Percentages Owned:

(1)                                  Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which person is a beneficiary and trustee with sole voting and investment power (or shared power with a spouse); shares held in street name for the benefit of such person; or shares held in an Individual Retirement Account or pension plan as to which person is the sole beneficiary and has pass-through voting rights and investment power.

(2)                                  Includes 20,000 shares of incentive stock options that are presently exercisable.

(3)                                  Includes 2,833 shares of Director Stock options that are presently exercisable.

(4)                                  Includes 300 shares held by Domenghini Farms, a California General Partnership and 1,000 shares held by Domenghini Brothers, A California General Partnership, over which Mr. Domenghini has shared voting and investment power.

(5)                                  Includes 5,333 shares of director stock options that are presently exercisable.

(6)                                  Includes 2,833 shares of director stock options that are presently exercisable.

(7)                                  Includes 4,500 shares held by the Wixom Concrete, Inc. Profit Sharing Trust over which Mr. Wixom is trustee with sole voting and investment power.

(8)                                  Incentive stock options currently exercisable.

(9)                                  Includes 35,100 shares of incentive stock options and 37,664 shares of director stock options which are presently exercisable.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

The bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Meeting and, upon his or her instruction; the inspectors of election shall disregard all votes cast for such nominee(s).

Nominees

The bylaws of the Company currently provide for a range of nine to seventeen directors, with the exact number of directors to be fixed by the Board of directors. The fixed number of directors is nine.

All proxies will be voted for the election of the following nine nominees recommended by the Board of Directors, each of whom is a current director, unless authority to vote for the election of directors is withheld:

Marilyn M. Britton	Ronald R. Olson
Dario A. Domenghini	Jack W. Robasciotti
James M. Kaney	Jack C. Wauchope
Michael A. Lady	Dan H. Wixom
Gene D. Mintz

If any nominee’s name is lined out on the accompanying proxy card, the shares covered by the proxy will not be voted for or against election of that nominee. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

Information concerning Nominees for Director and Principal Officers

The following is a brief account of the business experience during the past five years of each director and executive officer of Bancorp. Executive officers must be selected by the Board of Directors annually as required by the bylaws of Bancorp.

Board of Directors:

Marilyn M. Britton, age 66, is a director of Coast National Bank (“Bank”) and Bancorp. She graduated from Cal Poly San Luis Obispo. She was involved with the San Luis Obispo County Farm Bureau for over 27 years, retiring as Executive Director in December 2001, a position she held for over 16 years. Marilyn is a member and past director of the San Luis Obispo Rotary, a member of San Luis Obispo County Farm Bureau, San Luis Obispo Farm Bureau Women, San Luis Obispo County Cattlewomen’s Association, San Luis Obispo County Cattlemen’s Association, and Paso Robles Agri-Business Tour Committee. Mrs. Britton developed the San Luis Obispo County Farm Bureau Agricultural Tour Program 25 years ago and has continued as its Tour Coordinator. She was also the Executive Director for the San Luis Obispo County Grain Improvement Association for 18 years. She also served on the Sheriff’s Parole Board.

Dario A. Domenghini, age 68, is an original organizer and director of the Bank and Bancorp. Mr. Domenghini is a life-long resident of San Luis Obispo County. His family has been involved in agriculture in the County of San Luis Obispo since the early 1920’s. Mr. Domenghini has been involved in agriculture, working in his family’s dairy and ranching operation since his childhood.

Mr. Domenghini expanded the operation to include vegetable farming. He has since closed down the dairy operation, but continues to farm in partnership with his nephew. Mr. Domenghini holds an ownership in the real estate interest of Domenghini Brothers and is a 50% partner in Domenghini Farms. Mr. Domenghini was educated at Cal Poly San Luis Obispo, majoring in Dairy Science. Mr. Domenghini is active in local farming and ranching activities.

James M. Kaney, age 59, is an original organizer and director of the Bank and Bancorp. Mr. Kaney has been a business owner/operator in San Luis Obispo since 1970 and he is a Certified Public Accountant. He currently is President/Owner of Anacal Financial Inc., a financial service and real-estate development company. He received his B.S. degree, cum laude, in Accounting/Finance with a minor in Economics and his Masters of Business Administration Degree from California Polytechnic State University, San Luis Obispo. He also teaches accounting and commercial bank management at Cal Poly. Mr. Kaney started Kaney Foods, Inc. in San Luis Obispo, a wholesaler to restaurants and institutions in the counties of Monterey, Santa Barbara, Ventura, and San Luis Obispo. Mr. Kaney was responsible for all phases of the company warehousing, distribution, sales and accounting. The company was sold in 1987. Mr. Kaney is an organizer, founder and past director of Commerce Bank of San Luis Obispo N.A., which was sold in March 1996 to Valliwide Bank. Mr. Kaney served for more than twelve years on the Loan Committee and the Investment Committee of Commerce Bank. Mr. Kaney is a past member of the Kiwanis Club and a member and past director of the Rotary Club of San Luis Obispo.

Michael A. Lady, age 54 is an original organizer and director of the Bank and Bancorp. Mr. Lady has been a resident of Arroyo Grande for the past eighteen years and is the owner of Lady Family Mortuary in Arroyo Grande. In addition to his involvement in the mortuary business, Mr. Lady is an investor, as well as the former Mayor of the City of Arroyo Grande. Mr. Lady, through his development and governmental activities, is vitally aware of the future development plans for the Arroyo Grande area.

Mr. Lady is active in a large number of civic and fraternal organizations. He is the past president of the Arroyo Grande Chamber of Commerce and the Arroyo Valley Kiwanis. He is a member of the Elks Club, Moose Lodge, Shriner’s Club, the Freemasons, YMCA, and the Fraternal Order of Eagles. He was named the 1991 Arroyo Grande Citizen of the Year, and he and his wife were named South County Couple of the Year also in 1991. Mr. Lady is a leader in the Arroyo Grande community, and his involvement in the formation and management of the Bank has provided the Bank with an impressive base of valuable business customers.

Gene D. Mintz, age 66, is an original organizer and director of the Bank and Bancorp. Mr. Mintz is a business and tax advisor and owner of GSM Business Services, Inc. A life-long resident of San Luis Obispo County, Mr. Mintz is involved in a number of professional, civic, and charitable associations. He is a 36 year member of the Greater Pismo Beach Kiwanis Club. Mr. Mintz is a 34 year member of Oceano/Five Cities Elks Club and is involved in the South County Performing Arts Foundation as a Director and Vice President.

Mr. Mintz is active in a number of professional organizations, and a past president of the Central Coast Chapter of the California Society of Enrolled Agents. His professional activities include his business and tax advisory business, as well as involvement in a number of real estate development projects. He is currently the Secretary-Treasurer of Burke and Pace of Arroyo Grande, Inc. a major supplier of building materials headquartered in Arroyo Grande.

Ronald R. Olson, age 62, is a director of the Bank and Bancorp. Mr. Olson is a Certified Public Accountant and is owner of Platino Management Services, Inc. which provides accounting and tax services, management consulting and property management services in Arroyo Grande and surrounding communities.

Mr. Olson has been a resident of Arroyo Grande for 32 years and is active in local service and professional organizations. Mr. Olson is a member of the Arroyo Grande Optimists Club and of both the American Institute of CPA’s and the California Society of CPA’s. Mr. Olson is an investor and director of a privately held chain of food supermarkets and a fast food restaurant franchising company.

Jack W. Robasciotti, age 78, is Vice Chairman of the Board and an original organizing director of the Bank and Bancorp. Mr. Robasciotti was born in San Luis Obispo and has been active in banking since 1951. After an impressive 33 year career with Bank of America, Mr. Robasciotti “retired” to San Luis Obispo, where he worked for 21 years in various positions, including manager of the main office of Commerce Bank of San Luis Obispo, N.A. as well as increasingly responsible positions with Coast National Bank.

Mr. Robasciotti has been active in a number of civic, charitable and fraternal organizations in San Luis Obispo. His activities range from fundraising for the YMCA, to serving as a director and a member of organizations that provide shelter for abused women (Women’s Shelter), Sexual Assault Victim’s Education (SAVE) and ALPHA, that counsels pregnant women. Mr. Robasciotti is a member of the San Luis Obispo Historical Society, previously serving as First Vice President, a past member of Hearst Castle Lighting Committee, and a member of other organizations including a committee member of the San Luis Obispo Old Mission operating groups, and the De Tolosa Rotary club.

Jack C. Wauchope, age 70, is President and Chief Executive Officer and Chairman of the Board of Directors for both the Bank and Bancorp. Mr. Wauchope has been in the banking industry for more than 46 years. For over half of that time, he has served as the President and Chief Executive Officer of independent banks. Mr. Wauchope was the organizing President of Commerce Bank of San Luis Obispo as well as Coast National Bank. He is a graduate of Millikin University at Decatur, Illinois and the Pacific Coast Banking School at the University of Washington, Seattle, Washington.

Mr. Wauchope has served on the boards of numerous civic, charitable and trade organizations which include the Foundation for the Performing Arts Center, Hotline of San Luis Obispo County, San Luis Obispo Economics Forecast Project, Community Bankers of Southern California, Western Banking School, Rotary Club of San Luis Obispo Daybreak and the Civic Ballet of San Luis Obispo.

Dan H. Wixom, age 55, is an original organizer and director of the Bank and the Bancorp. Mr. Wixom is a rancher and an owner/operator of Wixom Trucking, LLC. Mr. Wixom formerly owned and operated Wixom Concrete, Inc., which was sold in 1997. A graduate of Cal Poly, San Luis Obispo in Agriculture Management, Mr. Wixom is a fourth generation resident of San Luis Obispo County. He has been a member of Native Sons of the Golden West for over twenty years and served as a president of the organization. Mr. Wixom served on the board of the Morro Bay Community Foundation. The foundation helps with youth activities on the Central Coast. He supports local educational institutions, volunteering time and donating materials for the Morro Bay FFA and 4H groups and for youth sports teams.

Mr. Wixom is a member of the California Cattlemen’s Association, the National Cattlemen’s Association, and the San Luis Obispo County Farm Bureau. He has operated his own calf/cow operation for more than 30 years. Currently he runs over 200 mother cows on over 3,000 acres, with an additional 100 acres set aside for oat and hay production. His trucking company is involved in the statewide transportation of construction aggregates, bulk cement and livestock.

Executive Officers of the Bancorp

Jack C. Wauchope—President, Chief Executive Officer and Chairman of the Board—See “Directors”

Julie Joslin—age 46, joined the Bank in 2000. She currently serves as Senior Vice-President and Branch Manager.

Karan C. Pohl, CPA—age 34, joined the Bank in 2005. She currently serves as Senior Vice-President and Chief Financial Officer.

Other Matters

The executive officers were each elected by the Board of Directors. There are no family relationships between directors and executive officers of the Company.

No Director of the Bancorp holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange of 1934, as amended.

During 2005, the Company’s Board of Directors met 40 times. All of the Directors of the Company standing for re-election attended more than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which she or he served.

Committees of the Board of Directors

The Company has standing Audit and Personnel Committees. The Board of Directors performs the functions of the Nominating Committee.

Audit Committee

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) which consisted of Directors Gene D. Mintz, as Chairman, Marilyn M. Britton, Dario A. Domenghini, James M. Kaney and Ronald R. Olson, held seven (7) meetings in 2005. Each member is an “independent director” and satisfies the additional requirements for independence of Audit Committee members as defined by the rules of the National Association of Securities Dealers (“NASD”). The Board of Directors has determined that the Audit Committee contains three “financial experts”, James M. Kaney, Gene D. Mintz and Ronald R. Olson. Their qualifications are stated elsewhere (see “Directors”).

The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company’s accountants. The Audit Committee also assists the Board of Directors in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of our accounting systems, consults with the independent auditors with regard to internal controls and the financial reporting processes.

The Audit Committee, acting on behalf of the Board of Directors of Coast Bancorp and Coast National Bank has been charged with assisting the Board in fulfilling the fiduciary responsibility to the shareholders, depositors and investment community relating to the quality and integrity of the company’s accounting systems, accounting principles applied, financial reporting process, and overall internal control structure. In so doing the Committee shall:

•                  Select and recommend annually, to the Board of Directors, appointment of the Bancorp’s independent public accountants.

•                  Review independence, qualifications, the annual engagement letter, audit scope, accounting principles, related services and fees.

•                  Review management’s plans for engaging the independent public accountant to perform management’s advisory services.

•                  Review the Bancorp’s audited financial statements in relation to meeting the requirements of an annual Director’s examination, related notes, the accountant’s opinion to be rendered in connection therewith, and any unresolved disagreements with management, if any.

•                  Review their report on management’s assertions on internal controls and compliance with law and regulations.

•                  Review significant findings reported by bank regulators, management’s related responses, and monitor corrective actions on major deficiencies noted.

•                  Review management’s annual report on its responsibility for preparing financial statements, establishing and maintaining internal control structure and procedures for financial reporting, and for complying with certain laws and regulations.

•                  Perform additional functions as are necessary or prudent to fulfill the Committee’s duties and responsibilities.

REPORT OF AUDIT COMMITTEE

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMMENDED, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Coast Bancorp (May 23, 2006)

The Audit Committee of the Coast Bancorp Board of Directors (the “Audit Committee”) is composed of independent directors and operates under a written charter adopted by the Board of Directors a copy of the charter was attached to the 2004 proxy. The members of the Audit Committee are Gene D. Mintz, as Chairman, Marilyn M. Britton, Dario A. Domenghini, James M. Kaney and Ron R. Olson. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, Vavrinek, Trine, Day & Co. LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also approves all non-audit services provided to the Company by its independent accountants.

In this context, the Audit Committee has met and held discussions with management and Vavrinek, Trine, Day & Co. LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2005 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management and Vavrinek, Trine, Day & Co. LLP. The

Audit Committee discussed with Vavrinek, Trine, Day & Co. LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Vavrinek, Trine, Day & Co. LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Vavrinek, Trine, Day & Co. LLP that firm’s independence. We have considered whether the provision of services by Vavrinek, Trine, Day & Co. LLP not related to the audit of the financial statements referred to above and to the reviews of interim financial statements included in the Company’s 10-QSB for the quarters ended March 31, June 30 and September 30, 2005, is compatible with maintaining Vavrinek, Trine, Day & Co. LLP independence.

Based on the Audit Committee’s discussion with management and Vavrinek, Trine, Day & Co. LLP and the Audit Committee’s review of the representation of management and the report of Vavrinek, Trine, Day & Co. LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Gene D. Mintz (Chair), Marilyn M. Britton, Dario A. Domenghini, James M. Kaney and Ronald R. Olson

Personnel Committee

The Personnel Committee is composed of Dan H. Wixom as Chairman, Marilyn M. Britton, Mike A. Lady and Ronald R. Olson and held seven (7) meetings in 2005. The functions of this Committee are to oversee and monitor the Company’s human resources policies and practices, to review and evaluate the salary and benefits structure of the Company and to evaluate executive management performance and fix bonus compensation for the Company’s executive officers and senior management as the Committee deems appropriate.  Each member of the personnel committee is an “independent director” as defined by the rules of NASD.

Nominating Committee

The Company does not have a standing Nominating Committee. The Board of Directors as a whole serves as the Nominating Committee. In connection with selecting candidates for nomination to the Board of Directors, including any nominees recommended by security holders, the Board of Directors (i) reviews compliance by the security holders with the Company’s nominating procedures contained in the Bylaws and summarized in the Notice of Annual Meeting; (ii) reviews information assembled for the purpose of selecting candidates for nomination to membership on the Board of Directors, taking into account the skills and characteristics reflected in the then current Board members and identify any particular qualifications necessary to augment the skills, expertise and experience represented on the Board; and (iii) following appropriate investigation, ascertains the willingness of selected candidates to serve and extends on behalf of the Board of Directors, invitations to become candidates.

The Company feels it is appropriate not to have a standing Nominating Committee due to the size and the local nature of the Company.

The Board of Directors will consider candidates recommended by the security holders if the procedures contained in the Company’s Bylaws are followed. These procedures are described in the NOTICE OF ANNUAL MEETING included in this proxy statement.

COMMUNICATIONS BY SECURITY HOLDERS WITH THE BOARD OF DIRECTORS

The Company’s Board of Directors provides a process for shareholders to send communications to the Board of Directors. The manner in which shareholders can communicate with the Board of Directors is by mail to Board of Directors, 500 Marsh Street, San Luis Obispo, CA  93401.

POLICY FOR DIRECTOR ATTENDANCE AT SHAREHOLDER MEETINGS

It is the policy of the Board of Directors of Coast Bancorp that all directors attend all shareholder Meetings to the extent possible. Exceptions to this policy are allowed for illness, out of the country or for other unforeseen emergencies.  Eight (8) of the nine (9) Directors were in attendance at the 2005 Annual Shareholders Meeting held June 22, 2005. Director Marilyn Britton was not present.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Based solely on its review of Forms 3, 4, and 5, and amendments thereto, furnished to Bancorp during the 2005 fiscal year, no person who was a director, officer, or beneficial owner of more than ten percent of the Bank’s Common Stock failed to file on a timely basis reports required by Section 16(a) during the 2005 fiscal year, except for Karan Pohl, Chief Financial Officer, who was required to file a Form 3 within 10 days of her hire date of May 5, 2005 and filed it instead on July 26, 2005.

EXECUTIVE COMPENSATION.

The chart below contains information of Jack C. Wauchope, President/CEO, Davina A. Palazzo and Leah M. Pauly (the “Named Executives”) as the only executive officers whose salary and other compensation was $100,000 or more.

Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation	Awards: Securities Underlying Options(#)	All Other Compensation

Jack C. Wauchope	2005	$185,000	$25,000	$—	$—	$12,954
Bank and Bancorp CEO/ President and	2004	$180,833	$25,000	$—	$—	$13,072
Chairman of the Board	2003	$170,833	$25,000	$—	$—	$13,652
Davina A. Palazzo	2005	$125,000	$15,000	$—	$—	$25
Bank Executive Vice President	2004	$120,833	$15,000	$—	$—	$4,800
Small Business Lending Center Manager	2003	$108,750	$11,000	$—	$—	$377
Leah M. Pauly	2005	$110,000	$20,000	$—	$—	$5,339
Bank Executive Vice President	2004	$101,667	$12,500	$—	$—	$5,525
Chief Credit Officer	2003	$77,333	$7,700	$—	$—	$11,035

The value of perquisites and other personal benefits are disclosed in other annual compensation if they exceed, in the aggregate, the lesser of $50,000 or 10% of salary and bonus. No amounts are reported in this column since the value of perquisites and other personal benefits did not exceed the reporting threshold.

The Bank has employed Jack C. Wauchope as its President and Chief Executive Officer and entered into an employment agreement with him, which took effect in June 2003. The agreement provided for a term of five years at an annual base salary of $175,000.00 in year 1, $185,000.00 in year 2 and 3, $200,000.00 in year 4 and 5, discretionary bonuses, and a Bank provided automobile, country club membership, expense reimbursement, $400,000.00 of life insurance and standard and customary medical and dental insurance benefits. Additionally, Mr. Wauchope will be entitled to severance benefits equal to one or two year’s base salary each dependent upon the occurrence of one or more enumerated events.

The Bank has employed Davina A. Palazzo as its Executive Vice-President and Manager of the Small Business Lending Center and entered into an employment agreement with her, which took effect in June 2003. The agreement provides for a term of five years at an annual base salary of $115,000 in year 1, $125,000 in years 2 and 3, $140,000 in years 4 and 5, discretionary bonuses, and an automobile allowance of $400.00 per month, country club membership, and standard and customary medical and dental insurance benefits. Additionally, Ms. Palazzo will be entitled to severance benefits equal to one year’s base salary or two years, each dependent upon the occurrence of one or more enumerated events.

The Bank has employed Leah M. Pauly as its Executive Vice President and Chief Credit Officer and entered into an employment agreement with her, which took effect November 2003. The agreement provides for five years at an annual salary of $100,000 in year 1, $110,000 in years 2 and 3, $125,000 in years 4 and 5, discretionary bonuses, and an automobile allowance of $400.00 per month, and standard and customary medical and dental insurance benefits. Additionally, Ms. Pauly will be entitled to severance benefits equal to one year’s base salary or two years, each dependent upon the occurrence of one or more enumerated events.

Directors Fees

The directors who are not full-time employees of the Bancorp are presently receiving base monthly directors’ fees of $1,250.00. Certain committee chairmen receive an additional stipend commensurate with their augmented duties. Mr. Wauchope does not presently receive directors’ fees. The aggregate fees paid to all non-employee directors during 2005 totaled $104,220.

Employees Stock Option Plan

In the course of the formation of Coast Bancorp as of May 31, 2001, Coast Bancorp adopted and assumed the Coast National Bank 1997 Stock Option Plan, now known as the Coast Bancorp Employee Stock Option Plan (the “Employee Plan”). The Employee Plan was adopted to strengthen the Company and its subsidiaries by providing eligible full-time officers and employees an added incentive to perform at a high level and to reward extraordinary efforts to increase the earnings of Coast Bancorp and its subsidiaries. The incentive will take the form of an opportunity for officers and employees of Coast Bancorp and its subsidiaries to acquire a proprietary interest in the success of Coast Bancorp by purchasing shares of Coast Bancorp common stock. 125,000 shares of Coast Bancorp common stock may be issued pursuant to the exercise of Options granted under the Employee Plan, and in no event may the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any other stock option plan, stock bonus or similar plan of Coast Bancorp exceed thirty percent (30%) of the then-outstanding common stock of the Company. As of December 31, 2005, approximately twenty five officers and employees of Coast Bancorp and its affiliates were eligible to hold options to purchase under the Employee Plan. The Employee Plan contemplates the grant of incentive stock options and nonstatutory stock options.

The Employee Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Exercise and Grant of Options

During 2005 no options were granted to Named Executives. Stock Options were granted during 2005 to Senior Vice President and Chief Financial Officer Karan C. Pohl at an exercise price of $28.50/share.

The following table sets forth information concerning individual grants of stock options during fiscal year 2005 to each of the Named Executive Officers.:

Options Granted in Last Fiscal Year

Name	No. of Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh.)	Expiration Date	Grant Date Value(1)

Jack C. Wauchope, President and CEO	-0-	—	—	—	—

Davina A. Palazzo, Executive Vice President	-0-	—	—	—	—

Leah M. Pauly, Executive Vice President	-0-	—	—	—	—

(1) Present value at date of grant using the Black-Scholes model

The following table shows exercises of stock options during fiscal year 2005 by each of the Named Executives and the value at December 31, 2005 of unexercised options on an aggregated basis held by each such person:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options
	Shares Acquired	Value	Options at FY-End (#)	at FY-End ($)
Name	On Exercise (#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable (1)

Jack C. Wauchope	0	0	20,000 / 0	$400,000 / $0

Davina A. Palazzo	0	0	7,500 / 0	$120,000 / $0

Leah M. Pauly	2,000	$27,875	2,300 / 3,200	$28,750 / $25,000

(1)           Based on a bid price of  $30.00 at December 31, 2005

Directors Stock Option Plan

In the course of the formation of Coast Bancorp as of May 31, 2001, Coast Bancorp adopted and assumed the Coast National Bank 1998 Directors’ Stock Option Plan, now known as the Coast Bancorp Directors Stock Option Plan (the “Director Plan”). The Director Plan was adopted to offer the non-employee directors of Coast Bancorp and its affiliates the opportunity to acquire a proprietary interest in the success of Coast Bancorp by purchasing shares of Coast Bancorp common stock.

The aggregate number of shares which may be issued pursuant to the exercise of Options granted under the Director Plan is 62,500 shares, and in no event may the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any other stock option plan, stock bonus or similar plan of Coast Bancorp exceed thirty percent (30%) of the then-outstanding common stock of the Company. As of March 15, 2006 approximately eight (8) directors of Coast Bancorp and its affiliates were eligible to hold options under the Director Plan. The Director Plan contemplates the grant of nonstatutory stock options only. During the year ending December 31, 2005, no Directors were granted stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Certain Transactions

There is no existing or proposed material interests or transactions between the Company and/or any of it’s directors outside the ordinary course of the Company’s business.

Indebtedness of Management

It is anticipated that the directors and officers of the Company and its subsidiary the Coast National Bank, and the companies, with which they are associated, will have banking transactions with the Bank in the ordinary course of business. It is the firm intention of the Board of Directors that any loans and commitments to lend included in such transactions will be made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness. It is also possible that one or more members of the Board of Directors may from time to time provide services and equipment to the Bank. It is the firm policy of the Board that any such transactions between the Bank and any members of its Board, or any person directly or indirectly related to a director, are made in strict accordance with applicable rules and regulations and on substantially the same terms as those available at the time for comparable transactions with disinterested persons.

Transactions with Pension or Similar Plans

There are no transactions since January 1, 2005, nor any currently proposed transactions, to which any pension, retirement, savings or similar plan provided by the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, principal officer, nominee for director, 5% or more shareholder, any associate of any of the foregoing persons, or the Company, had or will have, a direct or indirect material interest.

LEGAL PROCEEDINGS

There are no legal proceedings since January 1, 2005, in which any director, nominee for director, principal officer, 5% or more shareholders, or any associate of any of the foregoing persons is a party adverse to the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected and appointed Vavrinek, Trine, Day & Co. LLP, independent certified public accountants, to examine the financial statements of the Company for the year ending December 31, 2006. In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor should be submitted to the shareholders for review and ratification on an annual basis. The Board of Directors expects that a representative of Vavrinek, Trine, Day & Co. LLP, will be in attendance at the Annual Meeting and will be provided the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions of shareholders.

During the fiscal year ended December 31, 2005, Vavrinek, Trine, Day & Co. LLP provided professional services in connection with the review of Quarterly Reports on Form 10-QSB for the quarter ended March 31, June 30, September 30, 2005, completion of the audited financial statements of Coast Bancorp for fiscal year ended December 31, 2005, and consulted with Coast Bancorp’s management regarding year end tax planning. As part of the engagement, Vavrinek, Trine, Day & Company, LLP also prepared quarterly tax estimates and the federal and state income tax returns.

Audit Fees

The aggregate fees billed by Vavrinek, Trine, Day & Co. LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2004 and 2005 and the review of the financial statements included in the Company’s Forms 10-QSB for the quarters ended March 31, June 30, and September 30, 2005 and for the preparation of tax estimates and federal and state income tax returns were $37,000.00 and $41,000.00 respectively.

Audit Related Fees

No fees were billed by Vavrinek, Trine, Day & Company, LLP for assurance and related services provided to the Company that are reasonably related to the performance of the audit or review of the Company’s financial statements that have not been reported under “Audit Fees” for fiscal years 2004 and 2005.

Tax Fees

The aggregate fees billed by Vavrinek, Trine, Day & Company, LLP for professional services rendered to the Company for tax compliance, tax advice, and tax planning for fiscal years 2004 and 2005 were $5,000.00 each year.

All Other Fees

Other than as provided above, no other fees were paid to Vavrinek, Trine, Day & Company, LLP during 2004 or 2005.

Audit Committee’s Pre-Approval Policies and Procedures

All services provided by Vavrinek, Trine, Day & Company, LLP require the pre-approval of Bancorp’s Audit Committee. All tax related services and all other services provided by Vavrinek, Trine, Day & Company, LLP for 2004 and 2005 were pre-approved by the Audit Committee.

Required Vote and Recommendation

The affirmative vote of a majority of the shares voting at the Meeting, assuming a quorum is present, is required to ratify the appointment of Vavrinek, Trine, Day & Co. LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2006. An abstention or failure to vote shares represented and entitled to vote at the Meeting will be treated as a negative vote. The Board of Directors recommends that shareholders vote “FOR” this proposal.

ANNUAL REPORT ON FORM 10-KSB

The Annual Report of the Company for the fiscal year ending December 31, 2005 accompanies this proxy statement. Additional copies can be obtained by writing to Jack Wauchope, President and Chief Executive Officer, Coast Bancorp, 500 Marsh Street, San Luis Obispo, California 93401.

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 which was filed with the SEC  is available from the Company without charge by writing to Jack Wauchope, President  and Chief Executive Officer, Coast Bancorp, 500 Marsh Street, San Luis Obispo, California 93401.

SHAREHOLDER PROPOSALS

Next year’s Annual Meeting of Shareholders will be held in June 2007. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2007 Annual Meeting of Shareholders is January 23, 2007. Additionally, with respect to any proposal by shareholders not submitted for inclusion in the Company’s Proxy Statement, if notice of such proposal is not received by April 13, 2007, such notice will be considered untimely, and the Company’s proxy holders shall have discretionary authority to vote on such proposal.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Meeting but if such matters are properly presented to the Meeting, Proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

San Luis Obispo, California
May 23, 2006

COAST BANCORP
a California corporation,

COAST BANCORP

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

JUNE 20, 2006. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Coast Bancorp, and the accompanying Proxy Statement dated May  23, 2006, and revoking any Proxy previously given, hereby constitutes and appoints Jack C. Wauchope, and Jack W. Robasciotti, each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Coast Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Coast Bancorp (the “Company”), to be held at  Coast National Bank, 500 Marsh Street, San Luis Obispo, California on Tuesday, June 20, 2006 at 5:30 P.M. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors

1.                                       To elect as Directors of the Company the nominees set forth below.

•                                          FOR all nominees listed below (except as marked to the contrary below).

•                                          WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

Marilyn M. Britton;  Dario A. Domenghini; James M. Kaney;  Michael A. Lady; Gene D. Mintz;  Ronald R. Olson;  Jack W. Robasciotti;  Jack C. Wauchope; Dan H. Wixom

2.                                       To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as independent public accountants for the Company’s 2006 fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.

Please complete the reverse side before returning.

1

DATE: , 2006

Name

Signature

Signature if held jointly

Please date and sign exactly as your names(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.

WHETHER OR NOT YOU PLAN TO ATTEND
THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

I/We do            or do not              expect to attend this Meeting.